Exhibit 99.1

Snap Inc. Announces First Quarter 2021 Financial Results

Daily Active Users increased 22% year-over-year to 280 million

Revenue increased 66% year-over-year to $770 million

Operating cash flow of $137 million and Free Cash Flow of $126 million

SANTA MONICA, Calif. – April 22, 2021 – Snap Inc. (NYSE: SNAP) today announced financial results for the quarter ended March 31, 2021.

Financial Highlights

•	Revenue increased 66% to $770 million in Q1 2021, compared to the prior year.
•	Net loss and Adjusted EBITDA were $(287) million and $(2) million in Q1 2021, respectively, compared to $(306) million and $(81) million in the prior year, respectively.
•	Operating cash flow improved by $131 million to $137 million in Q1 2021, compared to the prior year.
•	Free Cash Flow improved by $131 million year-over-year to reach $126 million in Q1 2021, marking our first quarter of positive Free Cash Flow as a public company.
•	Common shares outstanding plus shares underlying stock-based awards totaled 1,629 million at March 31, 2021, compared to 1,589 million one year ago.

“We began 2021 by achieving our highest year-over-year revenue and daily active user growth rates in over three years during the quarter, and delivering positive Free Cash Flow for the first time in Snap’s history as a public company,” said Evan Spiegel, CEO. “The strength of our business underscores our relentless focus on product innovation and is a testament to our team’s ability to execute well together over the long term.”

	Three Months Ended March 31,		Percent
	2021	2020	Change
(Unaudited)	(in thousands, except per share amounts)
Revenue	$769,584	$462,478	66%
Operating loss	$(303,606)	$(286,364)	6%
Net loss	$(286,882)	$(305,936)	(6)%
Adjusted EBITDA(1)	$(1,709)	$(81,237)	98%
Cash provided by operating activities	$136,886	$6,283	2,079%
Free Cash Flow(2)	$126,035	$(4,608)	2,835%
Diluted net loss per share attributable to common stockholders	$(0.19)	$(0.21)	(11)%
Non-GAAP diluted net income (loss) per share(3)	$0.00	$(0.08)	102%
Common shares outstanding plus shares underlying stock-based awards	1,629,191	1,588,593	3%

(1)	See page 10 for reconciliation of net loss to Adjusted EBITDA.
(2)	See page 10 for reconciliation of cash provided by operating activities to Free Cash Flow.
(3)	See page 11 for reconciliation of GAAP diluted net loss per share to non-GAAP diluted net income (loss) per share.

Q1 2021 Summary & Key Highlights

We have an active, engaged community:

•	DAUs were 280 million in Q1 2021, an increase of 51 million, or 22%, year-over-year.
•	DAUs increased sequentially and year-over-year in each of North America, Europe, and Rest of World.
•	DAUs increased sequentially and year-over-year on both iOS and Android platforms.
•	For the first time, the majority of our DAUs for the quarter were on the Android version of our application.

We invested and innovated in our content offerings:

•	In March, over 125 million Snapchatters used Spotlight, our newest platform surfacing the most entertaining Snaps from our community.
•	We launched Spotlight in three new countries--India, Mexico, and Brazil--making it live in a total of 14 countries.
•	We launched a record 321 new channels in Q1 2021 with over 150 partners from 12 countries.
•	Over 75 million Snapchatters watched beauty-related content each month on Discover in Q1 2021.
•	Over 20 million viewers have watched “Ryan Doesn’t Know,” our new Snap Original starring Ryan Reynolds.
•	We launched our first local market Snap Original, “Phone Swap”, in India.

We invested and innovated in our camera and augmented reality platforms:

•	The number of Snapchatters engaging daily with our augmented reality Lenses grew more than 40% year-over-year in Q1 2021.
•	Over 260 million Snapchatters engaged with Valentine’s Day Lenses over a two-week period.
•	Lunar New Year Lenses reached over 125 million users.
•

We released Lens Studio 3.4 with improved capabilities around hand tracking, 3D multi-body tracking, and full body segmentation and a new asset library of 3D models, materials, scripts, and presets to help creators build Lenses.

•	On average, Lenses created by our community via Lens Studio accounted for more than 50% of daily Lens views.

We strengthened our capabilities to drive improved outcomes for advertisers:

•	We partnered with the fitness company Sweat to launch a full body Lens to track body movement while exercising in order to recommend optimal form to Snapchatters.
•	We partnered with Gucci to launch the first sponsored LiDAR Lens which projected a 3D camping site around the user to promote the The North Face x Gucci collaboration.
•	We partnered with American Eagle to launch a sponsored Lens which displayed different types of American Eagle jeans in AR and included specific fits, washes, and the option to click to purchase.
•

We announced a partnership with newspaper publisher Gannett, which will promote our advertising solutions to the company’s network of more than 100,000 small business advertisers across the US and Canada.

•	In March, we acquired Fit Analytics, a sizing technology company that powers solutions for retailers and brands.

We expanded our partner ecosystem:

•	We announced a partnership with Samsung, which will feature popular Snapchat Lenses in the native camera application on select new smartphones.
•	We launched a multi-year partnership with digital music distributor DistroKid allowing artists who control their own music publishing to instantly distribute on Snapchat.
•	We launched our largest Camera Kit integration to date with Moj, a leading short-video platform in India, giving Moj creators access to Snapchat’s Lens Carousel directly inside the Moj app.
•	We launched Crazy Run in February as part of a multi-title partnership with game developer Gismart, and the game has already reached seven million players.

Financial Guidance

The following forward-looking statements reflect our expectations for the second quarter of 2021 as of April 22, 2021, and are subject to substantial uncertainty. This guidance assumes constant foreign currency rates, and among other things, that no business acquisitions, investments, restructurings, or legal settlements are concluded in the quarter. Our results are based on assumptions that we believe to be reasonable as of this date, but may be materially affected by many factors, as discussed below in “Forward-Looking Statements.”

Q2 2021 Outlook

•	Revenue is estimated to be between $820 million and $840 million, compared to $454 million in Q2 2020.
•	Adjusted EBITDA is estimated to be between $(20) million and breakeven, compared to $(96) million in Q2 2020.

Conference Call Information

Snap Inc. will host a conference call to discuss the results at 2:00 p.m. Pacific / 5:00 p.m. Eastern today. The live audio webcast along with supplemental information will be accessible at investor.snap.com. A recording of the webcast will also be available following the conference call.

Snap Inc. uses the investor.snap.com and snap.com/news websites as means of disclosing material non-public information and for complying with its disclosure obligation under Regulation FD.

Definitions

Free Cash Flow is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment.

Common shares outstanding plus shares underlying stock-based awards includes common shares outstanding, restricted stock units, restricted stock awards, and outstanding stock options.

Adjusted EBITDA is defined as net income (loss), excluding interest income; interest expense; other income (expense) net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense and other payroll related tax expense; and certain other non-cash or non-recurring items impacting net income (loss) from time to time.

A Daily Active User (DAU) is defined as a registered Snapchat user who opens the Snapchat application at least once during a defined 24-hour period. We calculate average DAUs for a particular quarter by adding the number of DAUs on each day of that quarter and dividing that sum by the number of days in that quarter.

Average revenue per user (ARPU) is defined as quarterly revenue divided by the average DAUs.

A Monthly Active User (MAU) is defined as a registered Snapchat user who opens the Snapchat application at least once during the 30-day period ending on the calendar month-end. We calculate average Monthly Active Users for a particular quarter by calculating the average of the MAUs as of each calendar month-end in that quarter.

Note: For adjustments and additional information regarding the non-GAAP financial measures and other items discussed, please see “Non-GAAP Financial Measures,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” and “Supplemental Financial Information and Business Metrics.”

About Snap Inc.

Snap Inc. is a camera company. We believe that reinventing the camera represents our greatest opportunity to improve the way people live and communicate. We contribute to human progress by empowering people to express themselves, live in the moment, learn about the world, and have fun together. For more information, visit snap.com.

Contact

Investors and Analysts:

ir@snap.com

Press:

press@snap.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding guidance, our future results of operations or financial condition, business strategy and plans, user growth and engagement, product initiatives, and objectives of management for future operations, and the impact of COVID-19 on our business and the economy as a whole, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. We caution you that the foregoing may not include all of the forward-looking statements made in this press release.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends, including our financial outlook and the ongoing COVID-19 pandemic that we believe may continue to affect our business, financial condition, results of operations, and prospects. These forward-looking statements are subject to risks and uncertainties related to: our financial performance; our lack of profitability to date; our ability to generate and sustain positive cash flow; our ability to attract and retain users, publishers, and advertisers; competition and new market entrants; managing our international expansion and our growth and future expenses; compliance with new laws, regulations, and executive actions; our ability to maintain, protect, and enhance our intellectual property; our ability to succeed in existing and new market segments; our ability to attract and retain qualified and key personnel; our ability to repay outstanding debt; and future acquisitions or investments, as well as risks, uncertainties, and other factors described in “Risk Factors” and elsewhere in our most recent annual report on Form 10-K for the year ended December 31, 2020 filed with the SEC, which is available on the SEC’s website at www.sec.gov. Additional information will be made available in Snap Inc.’s quarterly report on Form 10-Q for the quarter ended March 31, 2021 and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, including future developments related to the COVID-19 pandemic, except as required by law.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use the non-GAAP financial measure of Free Cash Flow, which is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment. We believe Free Cash Flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses and investment in our business and is a key financial indicator used by management. Additionally, we believe that Free Cash Flow is an important measure since we use third-party infrastructure partners to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

We use the non-GAAP financial measure of Adjusted EBITDA, which is defined as net income (loss); excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense and other payroll related tax expense; and certain other non-cash or non-recurring items impacting net income (loss) from time to time. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in Adjusted EBITDA.

We use the non-GAAP financial measure of non-GAAP net loss, which is defined as net income (loss); excluding amortization of intangible assets; stock-based compensation expense and other payroll related tax expense; certain other non-cash or non-recurring items impacting net income (loss) from time to time; and related income tax adjustments. Non-GAAP net loss and weighted average diluted shares are then used to calculate non-GAAP diluted net loss per share. Similar to Adjusted EBITDA, we believe these measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses we exclude in the measure.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Snap Inc., “Snapchat,” and our other registered and common law trade names, trademarks, and service marks are the property of Snap Inc. or our subsidiaries.

SNAP INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities
Net loss	$(286,882)	$(305,936)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	23,498	21,204
Stock-based compensation	237,073	172,049
Amortization of debt discount and issuance costs	1,044	11,563
Other	(15,682)	10,030
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net of allowance	129,316	92,892
Prepaid expenses and other current assets	(12,436)	(12,867)
Operating lease right-of-use assets	11,198	8,716
Other assets	(898)	(1,155)
Accounts payable	56,505	5,734
Accrued expenses and other current liabilities	5,349	17,910
Operating lease liabilities	(13,295)	(13,994)
Other liabilities	2,096	137
Net cash provided by operating activities	136,886	6,283
Cash flows from investing activities
Purchases of property and equipment	(10,851)	(10,891)
Non-marketable investments	(1,350)	(35,500)
Cash paid for acquisitions, net of cash acquired	(108,912)	—
Purchases of marketable securities	(523,219)	(552,675)
Sales of marketable securities	108,056	217,958
Maturities of marketable securities	816,931	752,685
Other	(100)	—
Net cash provided by investing activities	280,555	371,577
Cash flows from financing activities
Proceeds from the exercise of stock options	4,453	3,130
Net cash provided by financing activities	4,453	3,130
Change in cash, cash equivalents, and restricted cash	421,894	380,990
Cash, cash equivalents, and restricted cash, beginning of period	546,543	521,260
Cash, cash equivalents, and restricted cash, end of period	$968,437	$902,250
Supplemental disclosures
Cash paid for income taxes, net	$11,008	$808
Cash paid for interest	5,127	4,899

SNAP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue	$769,584	$462,478
Costs and expenses:
Cost of revenue	412,601	253,410
Research and development	348,580	238,613
Sales and marketing	150,286	122,205
General and administrative	161,723	134,614
Total costs and expenses	1,073,190	748,842
Operating loss	(303,606)	(286,364)
Interest income	1,137	8,589
Interest expense	(5,031)	(15,113)
Other income (expense), net	22,058	(12,389)
Loss before income taxes	(285,442)	(305,277)
Income tax benefit (expense)	(1,440)	(659)
Net loss	$(286,882)	$(305,936)
Net loss per share attributable to Class A, Class B, and Class C common stockholders:
Basic	$(0.19)	$(0.21)
Diluted	$(0.19)	$(0.21)
Weighted average shares used in computation of net loss per share:
Basic	1,501,636	1,426,305
Diluted	1,501,636	1,426,305

SNAP INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

	March 31, 2021	December 31, 2020
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$967,519	$545,618
Marketable securities	1,589,178	1,991,922
Accounts receivable, net of allowance	612,757	744,288
Prepaid expenses and other current assets	69,245	56,147
Total current assets	3,238,699	3,337,975
Property and equipment, net	177,071	178,709
Operating lease right-of-use assets	269,023	269,728
Intangible assets, net	132,483	105,929
Goodwill	1,025,710	939,259
Other assets	215,794	192,638
Total assets	$5,058,780	$5,024,238
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$126,132	$71,908
Operating lease liabilities	44,872	41,077
Accrued expenses and other current liabilities	580,924	554,342
Total current liabilities	751,928	667,327
Convertible senior notes, net	2,245,203	1,675,169
Operating lease liabilities, noncurrent	281,849	287,292
Other liabilities	73,622	64,474
Total liabilities	3,352,602	2,694,262
Commitments and contingencies
Stockholders’ equity
Class A non-voting common stock, $0.00001 par value. 3,000,000 shares authorized, 1,263,733 shares issued and outstanding at March 31, 2021, and 3,000,000 shares authorized, 1,248,010 shares issued and outstanding at December 31, 2020.	13	12
Class B voting common stock, $0.00001 par value. 700,000 shares authorized, 23,640 shares issued and outstanding at March 31, 2021, and 700,000 shares authorized, 23,696 shares issued and outstanding at December 31, 2020.	—	—
Class C voting common stock, $0.00001 par value. 260,888 shares authorized, 231,627 shares issued and outstanding at March 31, 2021, and 260,888 shares authorized, 231,627 shares issued and outstanding at December 31, 2020.	2	2
Additional paid-in capital	9,777,646	10,200,141
Accumulated other comprehensive income (loss)	11,910	21,363
Accumulated deficit	(8,083,393)	(7,891,542)
Total stockholders’ equity	1,706,178	2,329,976
Total liabilities and stockholders’ equity	$5,058,780	$5,024,238

SNAP INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, unaudited)

	Three Months Ended March 31,
	2021	2020
Free Cash Flow reconciliation:
Net cash provided by operating activities	$136,886	$6,283
Less:
Purchases of property and equipment	(10,851)	(10,891)
Free Cash Flow	$126,035	$(4,608)

	Three Months Ended March 31,
	2021	2020
Adjusted EBITDA reconciliation:
Net loss	$(286,882)	$(305,936)
Add (deduct):
Interest income	(1,137)	(8,589)
Interest expense	5,031	15,113
Other (income) expense, net	(22,058)	12,389
Income tax (benefit) expense	1,440	659
Depreciation and amortization	23,498	21,204
Stock-based compensation expense	237,073	172,049
Payroll and other tax expense related to stock-based compensation	41,326	11,874
Adjusted EBITDA	$(1,709)	$(81,237)

Total depreciation and amortization expense by function:

	Three Months Ended March 31,
	2021	2020
Depreciation and amortization expense:
Cost of revenue	$5,276	$5,525
Research and development	11,036	8,915
Sales and marketing	3,186	3,166
General and administrative	4,000	3,598
Total	$23,498	$21,204

SNAP INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)

(in thousands, except per share amounts, unaudited)

Total stock-based compensation expense by function:

	Three Months Ended March 31,
	2021	2020
Stock-based compensation expense:
Cost of revenue	$2,656	$1,782
Research and development	163,793	118,317
Sales and marketing	29,084	24,806
General and administrative	41,540	27,144
Total	$237,073	$172,049

	Three Months Ended March 31,
	2021	2020
Non-GAAP net income (loss) reconciliation:
Net loss	$(286,882)	$(305,936)
Amortization of intangible assets	10,445	7,980
Stock-based compensation expense	237,073	172,049
Payroll and other tax expense related to stock-based compensation	41,326	11,873
Income tax adjustments	589	(59)
Non-GAAP net income (loss)	$2,551	$(114,093)

Weighted-average common shares - Diluted	1,501,636	1,426,305

Non-GAAP diluted net income (loss) per share reconciliation:
Diluted net loss per share	$(0.19)	$(0.21)
Non-GAAP adjustment to net loss	0.19	0.13
Non-GAAP diluted net income (loss) per share	$0.00	$(0.08)

SNAP INC.

SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS

(dollars and shares in thousands, except per user amounts, unaudited)

	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021
Cash Flows and Shares
Net cash provided by (used in) operating activities	$(66,842)	$6,283	$(66,554)	$(54,828)	$(52,545)	$136,886
Net cash provided by (used in) operating activities - YoY (year-over-year)	(47)%	109%	31%	28%	21%	2,079%
Net cash provided by (used in) operating activities - TTM (trailing twelve months)	$(304,958)	$(232,497)	$(203,262)	$(181,941)	$(167,644)	$(37,041)
Purchases of property and equipment	$(9,093)	$(10,891)	$(15,767)	$(14,727)	$(16,447)	$(10,851)
Purchases of property and equipment - YoY	(60)%	(8)%	107%	86%	81%	(0)%
Purchases of property and equipment - TTM	$(36,478)	$(35,555)	$(43,689)	$(50,478)	$(57,832)	$(57,792)
Free Cash Flow	$(75,935)	$(4,608)	$(82,321)	$(69,555)	$(68,992)	$126,035
Free Cash Flow - YoY	49%	94%	20%	17%	9%	2,835%
Free Cash Flow - TTM	$(341,436)	$(268,052)	$(246,951)	$(232,419)	$(225,476)	$(94,833)
Common shares outstanding	1,415,796	1,439,589	1,463,620	1,484,716	1,503,333	1,519,001
Common shares outstanding - YoY	7%	8%	7%	7%	6%	6%
Shares underlying stock-based awards	160,239	149,004	152,526	138,914	126,287	110,190
Shares underlying stock-based awards - YoY	(15)%	(29)%	(16)%	(21)%	(21)%	(26)%
Total common shares outstanding plus shares underlying stock-based awards	1,576,035	1,588,593	1,616,146	1,623,630	1,629,620	1,629,191
Total common shares outstanding plus shares underlying stock-based awards - YoY	5%	3%	4%	4%	3%	3%

Results of Operations
Revenue	$560,889	$462,478	$454,158	$678,668	$911,322	$769,584
Revenue - YoY	44%	44%	17%	52%	62%	66%
Revenue - TTM	$1,715,535	$1,857,586	$1,923,723	$2,156,193	$2,506,626	$2,813,732
Revenue by region(1)
North America	$382,029	$315,650	$306,740	$492,928	$659,163	$552,972
North America - YoY	42%	40%	18%	56%	73%	75%
North America - TTM	$1,183,779	$1,273,724	$1,320,447	$1,497,347	$1,774,481	$2,011,803
Europe	$91,873	$76,498	$78,635	$102,480	$141,608	$113,619
Europe - YoY	47%	61%	30%	49%	54%	49%
Europe - TTM	$268,507	$297,557	$315,559	$349,486	$399,221	$436,342
Rest of World	$86,987	$70,330	$68,783	$83,260	$110,551	$102,993
Rest of World - YoY	49%	49%	2%	35%	27%	46%
Rest of World - TTM	$263,252	$286,308	$287,717	$309,360	$332,924	$365,587
Operating loss	$(253,596)	$(286,364)	$(310,608)	$(167,864)	$(97,236)	$(303,606)
Operating loss - YoY	30%	(9)%	2%	(27)%	(62)%	6%
Operating loss - Margin	(45)%	(62)%	(68)%	(25)%	(11)%	(39)%
Operating loss - TTM	$(1,103,328)	$(1,073,631)	$(1,079,421)	$(1,018,432)	$(862,072)	$(879,314)
Net loss	$(240,704)	$(305,936)	$(325,951)	$(199,853)	$(113,099)	$(286,882)
Net loss - YoY	26%	(1)%	28%	(12)%	(53)%	(6)%
Net loss - TTM	$(1,033,660)	$(1,029,189)	$(1,099,966)	$(1,072,444)	$(944,839)	$(925,785)
Adjusted EBITDA	$42,307	$(81,237)	$(95,570)	$56,361	$165,609	$(1,709)
Adjusted EBITDA - YoY	184%	34%	(21)%	233%	291%	98%
Adjusted EBITDA - Margin(2)	8%	(18)%	(21)%	8%	18%	(0)%
Adjusted EBITDA - TTM	$(202,230)	$(160,018)	$(176,875)	$(78,139)	$45,163	$124,691

(1)

Total revenue for geographic reporting is apportioned to each region based on our determination of the geographic location in which advertising impressions are delivered, as this approximates revenue based on user activity. This allocation is consistent with how we determine ARPU.

(2)	We define Adjusted EBITDA margin as Adjusted EBITDA divided by GAAP revenue.

SNAP INC.

SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS (continued)

(dollars and shares in thousands, except per user amounts, unaudited)

	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021
Other
DAU (in millions)	218	229	238	249	265	280
DAU - YoY	17%	20%	17%	18%	22%	22%
DAU by region (in millions)
North America	86	88	90	90	92	93
North America - YoY	9%	10%	9%	7%	6%	5%
Europe	67	70	71	72	74	77
Europe - YoY	12%	14%	12%	10%	10%	9%
Rest of World	64	71	77	87	99	111
Rest of World - YoY	36%	45%	37%	43%	55%	57%
ARPU	$2.58	$2.02	$1.91	$2.73	$3.44	$2.74
ARPU - YoY	23%	20%	—	28%	33%	36%
ARPU by region
North America	$4.42	$3.57	$3.40	$5.49	$7.19	$5.94
North America - YoY	31%	27%	8%	46%	63%	66%
Europe	$1.37	$1.09	$1.10	$1.43	$1.91	$1.48
Europe - YoY	31%	41%	16%	36%	39%	36%
Rest of World	$1.35	$1.00	$0.89	$0.95	$1.11	$0.93
Rest of World - YoY	9%	3%	(26)%	(6)%	(18)%	(7)%
Employees (full-time; excludes part-time, contractors, and temporary personnel)	3,195	3,427	3,550	3,713	3,863	4,043
Employees - YoY	11%	22%	30%	28%	21%	18%

Depreciation and amortization expense
Cost of revenue	$4,903	$5,525	$5,532	$5,615	$5,533	$5,276
Research and development	8,738	8,915	8,463	9,526	10,723	11,036
Sales and marketing	3,087	3,166	3,381	3,233	3,136	3,186
General and administrative	3,892	3,598	3,549	3,430	3,419	4,000
Total	$20,620	$21,204	$20,925	$21,804	$22,811	$23,498
Depreciation and amortization expense - YoY	(9)%	(9)%	(8)%	6%	11%	11%

Stock-based compensation expense
Cost of revenue	$1,398	$1,782	$2,066	$2,623	$2,896	$2,656
Research and development	111,611	118,317	127,516	132,003	155,436	163,793
Sales and marketing	25,788	24,806	27,107	27,393	28,964	29,084
General and administrative	27,858	27,144	29,482	30,061	32,586	41,540
Total	$166,655	$172,049	$186,171	$192,080	$219,882	$237,073
Stock-based compensation expense - YoY	37%	6%	(5)%	19%	32%	38%